Exhibit 99.2

SOLICITING DEALER FORM

POPULAR, INC.

With Respect to the

OFFERS TO EXCHANGE

Common Stock for any and all of the issued and outstanding shares of Series A Preferred Stock and shares of Series B Preferred Stock

and

OFFER TO EXCHANGE

Common Stock for a number of issued and outstanding Trust Preferred Securities on the terms and conditions set forth in the Prospectus (defined below)

Each Exchange Offer will expire at 11:59 p.m., New York City time, on July 28, 2009 (unless Popular, Inc. (the “Company”) extends such Exchange Offer).

The Exchange Agent for shares of Preferred Stock and Trust Preferred Securities tendered that are not in certificated form:

GLOBAL BONDHOLDER SERVICES CORPORATION

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended): Global Bondholder Services Corporation 65 Broadway, Suite 723 New York, New York 10006 Attention: Corporate Actions	By Facsimile Transmission (for Eligible Institutions only): Global Bondholders Services Corporation (212) 430-3775 Attention: Corporate Actions To Confirm Facsimile Transmission: (212) 430-3774

The Exchange Agent for shares of Preferred Stock tendered in certificated form is:

BANCO POPULAR DE PUERTO RICO FIDUCIARY SERVICES DIVISION

By Overnight Delivery or Mail (Registered or Certified Mail Recommended): Banco Popular de Puerto Rico Fiduciary Service Division PO Box 362708-2708 San Juan, PR 00936-2708	By Hand: Banco Popular de Puerto Rico Fiduciary Service Division 153 Ponce de Leon Ave. 8th Floor – Suite 800 San Juan, PR 00918

THIS FORM MUST BE DELIVERED TO AN ADDRESS, OR TRANSMITTED VIA FACSIMILE, AS SET FORTH ABOVE. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.

All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the preliminary prospectus included in the Company’s Registration Statement (Registration No. 333-159843) on Form S-4 filed with the SEC on June 29, 2009, as amended to the expiration date (the “Prospectus”). The terms Preferred Stock and Trust Preferred Securities are collectively referred to herein as “Subject Securities”.

In order to be eligible to receive the Soliciting Dealer Fee (as defined below), a properly completed soliciting dealer form must be received by the applicable Exchange Agent prior to the expiration date of the Exchange Offer. The Company shall, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

SOLICITING DEALER FORM

As described in the Prospectus, with respect to any tender of a series of shares of Preferred Stock, 6.70% Trust Preferred Securities or 6.125% Trust Preferred Securities, the Company will pay the relevant soliciting dealer a fee of .50% of the liquidation preference or liquidation amount accepted for exchange; provided that such fee will only be paid with respect to tenders by a beneficial owner of a series of shares of Preferred Stock, 6.70% Trust Preferred Securities or 6.125% Trust Preferred Securities (the “Soliciting Dealer Fee”). The Company reserves the right to audit any soliciting dealer to confirm bona fide submission of this form. The Company shall, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

Soliciting dealers are not entitled to a Soliciting Dealer Fee with respect to shares of Preferred Stock or PR Trust Preferred Securities beneficially owned by such soliciting dealer or with respect to any shares of Preferred Stock or PR Trust Preferred Securities that are registered in the name of a soliciting dealer unless such shares of Preferred Stock or PR Trust Preferred Securities are held by such soliciting dealer as nominee and are tendered for the beneficial owner of such shares of Preferred Stock or PR Trust Preferred Securities.

PAYMENT DETAILS

Name of Firm:

Attention:

Address:

Phone Number:

Taxpayer Identification:

Signature:

(Medallion Stamp Required)

By signing this form you hereby confirm that your request for the Soliciting Dealer Fee is bona fide and has been made on behalf of accounts for separate individual beneficial owners tendering Preferred Stock, 6.70% Trust Preferred Securities, 6.125% Trust Preferred Securities. Failure to properly complete and execute this form will render the form defective and the Company will not honor your request. Any questions as to what constitutes beneficial ownership should be directed to the applicable Exchange Agent.

The delivery of this form by a soliciting dealer will constitute a representation by it that (1) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus and has not received any other fees or compensation in connection with the Exchange Offer; (3) in soliciting a tender, it has used no solicitation materials other than those furnished by the Company; (4) each holder of Preferred Stock, 6.70% Trust Preferred Securities, 6.125% Trust Preferred Securities that it has solicited has received a copy of the Prospectus and each amendment thereto and the Consent Solicitation Statement relating to the Consent; (5) it is either (i) a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA or (ii) a bank or trust company located in the United States; (6) it is not an affiliate of the Company or any officer, director or 5% or greater shareholder of the Company; and (7) no Soliciting Dealer Fee has been requested or paid with respect to Preferred Stock, 6.70% Trust Preferred Securities, 6.125% Trust Preferred Securities tendered for its own account.

SOLICITING DEALERS SHOULD TAKE CARE TO ENSURE THAT PROPER RECORDS ARE KEPT TO DOCUMENT THEIR ENTITLEMENT TO ANY SOLICITING DEALER FEE. THE COMPANY AND THE EXCHANGE AGENTS RESERVE THE RIGHT TO REQUIRE ADDITIONAL INFORMATION AT THEIR DISCRETION, AS DEEMED WARRANTED.

If the space provided in the table below is inadequate, the required information should be listed on a separate schedule and attached to this form.

Subject Security Tendered	CUSIP / ISIN No.	Participant Number	VOI Number	Quantity Tendered